AMENDMENT TO
                       EXECUTIVE SEVERANCE AGREEMENT

         This Amendment to Executive Severance Agreement ("Amendment") dated as of February 22, 1995, is between Eljer Industries, Inc., a Delaware corporation (the "Company"), and Charles R. Wackenhuth (the "Executive").

                                  Recitals

         A. The Company and the Executive are parties to the Executive Severance Agreement dated as of May 2, 1991 (the "Agreement"), which is still effective.

         B. The parties have discovered, upon recent review, that certain provisions of the Agreement are inaccurate or may be read in a manner contrary to the parties' intent and understanding.

         C. The parties desire to amend the Agreement as set forth below to correct certain inaccuracies in the Agreement and to cause the Agreement to reflect more clearly their intent and understanding.

                                  Agreement

         In consideration of the Recitals and the mutual covenants set forth in this Amendment, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

         1. Definitions and Effectiveness. Except as otherwise defined in this Amendment, all capitalized terms used herein shall have the respective meanings set forth in the Agreement. This Amendment shall be effective for all purposes as of the date set forth in the initial paragraph hereof.

         2. References to Other Benefits. The last recital or "Whereas" paragraph of the Agreement is amended to read in its entirety as follows:

                  WHEREAS, the Executive and the Company desire that the terms of this Agreement, with the terms of the Eljer Industries, Inc. Long-Term Executive Incentive Compensation Plan and the Eljer Industries 1991 Long-Term Incentive Plan, to the extent that the Executive has an award under either or both of such plans, shall constitute the entire understanding of the parties regarding the Executive's entitlement to payment and benefits following a Change in Control of the Company;

         3. Termination before a Change in Control. The second sentence of Section 9.1 of the Agreement is amended to read in its entirety as follows:

         Upon a termination of the Executive's employment by the Company or the Executive or by reason of the Executive's death before the occurrence of a Change in Control, there shall be no further rights under this Agreement; provided, however, that if the Company terminates the Executive's employment for any reason other than Disability or Cause in connection with, or in anticipation of, a proposed Change in Control, then the Executive's


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         rights under this Agreement shall be the same as if the termination had occurred within twenty-four (24) calendar months after a Change in Control.

         4. Nonexclusion of Applicable Plans. Section 9.3 of the Agreement is amended to read in its entirety as follows:

                  9.3. Entire Agreement. Except as described in the following sentence of this Section 9.3, this Agreement contains the entire understanding of the Company and the Executive with respect to the Executive's entitlement to payments and benefits arising as a result of a Change in Control of the Company. Nothing in this Agreement shall, however, negate or impair any rights that the Executive may have under the Eljer Industries, Inc. Long-Term Executive Incentive Compensation Plan or the Eljer Industries 1991 Long-Term Incentive Plan, or both, upon the occurrence of a Change in Control of the Company.

         5. Remainder of Agreement. Except as amended hereby, the Agreement shall continue in full force and effect in the form that was effective immediately before the effectiveness of this Amendment.

         6. Counterparts. This Amendment may be executed in counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same document.

                                   The Company:

                                   ELJER INDUSTRIES, INC.


                                   By:
                                      --------------------------------
                                      Member of Compensation Committee of
                                      the Board of Directors

                                   The Executive:



                                      --------------------------------
                                      CHARLES R. WACKENHUTH
4/192822.1

                                      2

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